Exhibit A

National Union Fire Insurance Company of Pittsburgh, Pa.
175 Water Street New York, NY 10038- (212) 458-1496

BINDER OF INSURANCE CONFIRMATION LETTER

April 09, 2008

MR. ROBERT C. URBAN

MARSH USA, INC.

1166 AVENUE OF THE AMERICAS

NEW YORK, NY 10036-3712

RE:	AXA PREMIER VIP TRUST
Investment Company Blanket Bond

Name of Insurance Carrier: NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA.
Address of Insurance Carrier: 175 WATER STREET, NEW YORK, NY, 10038

Tab#: 7149217, Submission #: 4028430
Policy#: 004197431
Replacement of Policy # 007134275
Policy Period Effective Date From: 04/11/2008 To 04/11/2009

Dear Robert c.:

On behalf of National Union Fire Insurance Company of Pittsburgh, Pa. (hereinafter “Insurer”), I am pleased to confirm the binding of coverage in accordance with our agreement as set forth below and subject to the conditions set forth herein. Please review said Binder for accuracy and contact the Insurer prior to the effective date of policy coverage of any inaccuracy(ies) found within the issued Binder. If the Insurer does not hear from you prior to the effective date of policy coverage it will be understood that the Binder has been accepted as an accurate description of the agreed upon terms of coverage.

NOTICE: THESE POLICY FORMS AND THE APPLICABLE RATES ARE EXEMPT FROM THE FILING REQUIREMENTS OF THE NEW YORK STATE INSURANCE DEPARTMENT. HOWEVER, SUCH FORMS AND RATES MUST MEET THE MINIMUM STANDARDS OF THE NEW YORK INSURANCE LAW AND REGULATIONS.

***IMPORTANT POLICY ISSUE VERIFICATION***

A policy will be issued with the name and address of the Insured exactly as referenced in the “Policy Information” Section of this Binder. If this information is inaccurate, please advise us immediately.

POLICY INFORMATION

INSURED:	AXA PREMIER VIP TRUST

INSURED’S ADDRESS:	1290 Avenue of the Americas
	New York, NY 10104

TYPE OF POLICY:	Investment Company Blanket Bond

INSURANCE COMPANY:	National Union Fire Insurance Company of Pittsburgh, Pa.

POLICY NUMBER:	004197431

EFFECTIVE DATE:	04/11/2008	EXPIRATION DATE:		04/11/2009

Insuring Agreement		Limit of Liability	Retention
INSURING AGREEMENT A-FIDELITY		$25,000,000	$	NIL
INSURNG AGREEMENT B-AUDIT EXPENSE		$100,000		$10,000
INSURING AGREEMENT C-ON PREMISES		$25,000,000		$100,000
INSURING AGREEMENT D-IN TRANSIT		$25,000,000		$100,000
INSURING AGREEMENT E-FORGERY & ALTERATION		$25,000,000		$100,000
INSURING AGREEMENT F-SECURITIES		$25,000,000		$100,000
INSURING AGREEMENT G-COUNTERFEIT CURRENCY		$25,000,000		$100,000
INSURING AGREEMENT H-STOP PAYMENT LEGAL LIABILITY		$100,000		$10,000
INSURING AGREEMENT I-UNCOLLECTIBLE ITEMS OF DEPOSIT		$100,000		$10,000
INSURING AGREEMENT J-COMPUTER SYSTEMS		$5,000,000		$100,000
INSURING AGREEMENT K-UNAUTHORIZED SIGNATURE		$100,000		$10,000
INSURING AGREEMENT L-TELEFACSIMILIE		$5,000,000		$100,000
INSURING AGREEMENT M-VOICE INITIATED TRANSFER		$5,000,000		$100,000

OTHER TERMS:	Per Insurer Quote/Indication Letter dated 03/31/2008 except as indicated below.

PREMIUM:	$30,968

COMMISSION:	15.00%

Important Conditions Of Binder: See Below

ENDORSEMENTS

The following riders will be added to the basic policy:

#	Form #	Ed Dt	Title
1			NEW YORK STATUTORY RIDER/ENDORSEMENT
2			NOC TO SEC
3			AMENDED FIDELITY AGREEMENT
4			COMPUTER SYSTEMS FRAUD
5			UNAUTHORIZED SIGNATURES
6			VOICE INITIATED TRANSFER FRAUD
7			TELEFACSIMILE TRANSFER FRAUD
8			AMEND INSURING AGREEMENT G - COUNTERFEIT CURRENCY
9	89644	07/05	COVERAGE TERRITORY ENDORSEMENT (OFAC)
10			AMEND SECTION 2-EXCLUSIONS
11			AMEND SECTION 12-TERMINATION CANCELLATION
12			AMEND CONSOLIDATION OR/MERGER
13			AMEND DEFINITIONS-SECTION 1
14			FORMS INDEX ENDORSEMENT

CONDITIONS OF BINDER

When signed by the Insurer, the coverage described above is in effect from 12:01 AM of the Effective Date listed above to 12:01 AM of the Expiration Date listed above, pursuant to the terms, conditions and exclusions of the policy form listed above, any policy endorsements described above, and any modifications of such terms as described in this Binder section. Unless otherwise indicated, this Binder may be canceled prior to the Effective Date by the Insured, or by the Broker on the behalf of the Insured, by written notice to the Insurer or by the surrender of this Binder stating when thereafter such cancellation shall be effective. Unless otherwise indicated, this Binder may be canceled by the Insurer prior to the Effective Date by sending written notice to the Insured at the address shown above stating when, not less than thirty days thereafter, such cancellation shall be effective. Unless otherwise indicated, this Binder may be canceled by the Insurer or by the Insured on or after the Effective Date in the same manner and upon the same terms and conditions applicable to cancellation of the policy form listed above. Issuance by the Insurer and acceptance by or on the behalf of the Insured of the policy shall render this Binder void except as indicated below.

A condition precedent to coverage afforded by this Binder is that no material change in the risk occurs and no submission is made to the Insurer of a claim or circumstances that might give rise to a claim between the date of this Binder indicated above and the Effective Date.

Please note this Binder contains only a general description of coverages provided. For a detailed description of the terms of a policy you must refer to the policy itself and the endorsements bound herein.

PREMIUM PAYMENT

Our accounting procedures require that payment be remitted within 30 days of the effective date of coverage or 15 days from the billing date, whichever is later.

We appreciate your compliance with this procedure.

We appreciate your business and hope that we can be of further service to you in the future.

Sincerely,

George Blume

Vice President

If you have any questions regarding this policy, or for any other service needs, please contact our AIG Broker Services:

Monday-Friday 9:00 AM - 6:00 PM Eastern

Telephone: 1-877-TO-SERVE or (877)867-3783

E-mail: TOSERVE@aig.com

Fax: (800) 315-3896	Raising the bar with commitment to quality